Exhibit 10.2

MCEWEN MINING INC. / BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.

GUARANTY AND SUBORDINATION AGREEMENT

This GUARANTY AND SUBORDINATION AGREEMENT (the “Guaranty) is made effective as of November 30, 2017, by McEwen Mining Inc., (the “Guarantor”), for the benefit of El Banco Nacional de Comercio Exterior, S.N.C. (the “Creditor”), located at Periférico Sur 4333, Col. Jardines en la Montaña, C.P. 14210 Ciudad de México. This Guaranty is being given for the benefit of the Guarantor and for Compañía Minera Pangea, S.A. de C.V. (the “Debtor”) located at, Blvd. Antonio Rosales 855, Ote. Altos 12 Col. Morelos C.P. 81460, Guamúchil Sinaloa, Mexico., in consideration for the Creditor entering into that certain Contrato de Apertura de Crédito Simple dated as of November 30, 2017 among the parties hereto (the “Credit Agreement”).

I.	OBLIGATIONS

The guaranty set forth herein (this “Guaranty”) is given by the Guarantor to induce the Creditor to extend credit to the Debtor, or to forbear in the exercise of the Creditor’s right against the Debtor, and in consideration of the Creditor doing so, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further acknowledging that the Creditor intends to rely on this Guaranty, the Guarantor absolutely, irrevocably and unconditionally guarantees prompt payment when due of all payments and liabilities of the Debtor to the Creditor in relation to the Credit Agreement, whether now existing or hereafter incurred (it being understood and agreed that this Guaranty is a continuing one, except as such duration is specifically limited elsewhere in this Guaranty or the Credit Agreement), whether voluntary or involuntary and however arising, whether secured or unsecured, absolute or contingent, liquidated or unliquidated, and regardless of whether the Debtor may be liable individually or jointly with others, regardless of whether recovery upon any such obligation may be or hereafter become barred or otherwise unenforceable, including interest and charges, and to the extent not prohibited by law, all costs and attorney’s fees incurred in attempting to realize upon this Guaranty. Creditor may proceed directly against Guarantor without first proceeding against Debtor.

II.	DURATION

This Guaranty is continuing and shall not be revoked by the Guarantor.  This Guaranty will remain effective until all obligations guaranteed by this Guaranty and pursuant to the Credit Agreement are completely discharged.

If the Creditor repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Creditor in full or partial satisfaction of any Obligation (as defined below), because the payment or transfer (“Transfer”) was declared to be void, voidable, or otherwise recoverable under any state or federal law, or because the Creditor elects to repay, restore, or return, in whole or in part, in connection with a claim that the Transfer was void, is voidable, or is otherwise recoverable, then as to any amount that the Creditor repays, restores, or returns, and as to all reasonable costs, expenses, and attorney’s fees of the Creditor related to the Transfer or to the repayment, restoration, return, or voidability of the Transfer, the liability of

Guarantor will automatically and immediately be revived, reinstated, and restored and will exist as though the Transfer had never been made.

III.	NOTICE OF DEFAULT

The Creditor shall not be required to notify the Guarantor of a default by the Debtor in the Debtor’s commitments to the Creditor before proceeding against the Guarantor under this Guaranty.

IV.	CREDITOR PROVISIONS

The Guarantor expressly waives diligence on the part of the Creditor in collection of any part of the debt or other obligation owed to the Debtor.  Further, the Creditor has no duty to bring suit against the Debtor (for collection of the debt or other performance which is due) before proceeding against the Guarantor.  The Guarantor waives notice of the acceptance of this Guaranty and of any and all such indebtedness and liability.  The Guarantor waives presentment, protest, notice, demand, or action on delinquency in respect of any such indebtedness or liability, including any right to require the Creditor to sue or otherwise enforce payment.  Until all obligations of the Debtor to the Creditor have been satisfied in full, the Guarantor waives all rights of subrogation to any collateral and remedies of the Creditor against the Debtor, and other persons or entities.  Any indebtedness of the Debtor now or hereafter owed to the Guarantor is hereby subrogated to the indebtedness of the Debtor to the Creditor, and such indebtedness of the Debtor to the Guarantor, if the Creditor so requests, shall be collected, enforced, and received by the Guarantor as trustee for the Creditor and be paid over the Creditor on account of the indebtedness of the Debtor to the Creditor, but without reducing or affecting in any manner the liability of the Guarantor under the provisions of this Guaranty.

V.	AUTHORITY TO ALTER OBLIGATIONS

The Guarantor agrees that, without notice to the Guarantor, the Creditor may change the terms of payment or performance by the Debtor to the Creditor.  The Guarantor shall not be released from any responsibility on the obligations of the Debtor.  The Guarantor’s liability under this Guaranty is several and is independent of any other guarantees.  Other guarantees may be released or modified, with or without consideration, without affecting the liability of the Guarantor.

VI.	SUBORDINATION

(1) To the extent and in the manner hereinafter set forth, Guarantor hereby subordinates, in right of payment and claim, all debt obligations now and hereafter owing by Debtor to Guarantor (the “Subordinated Debt”) to the obligations of the Debtor to the Creditor under the Credit Agreement (the “Obligations”):

(a) until the Obligations shall have been paid and satisfied in full in cash, the Guarantor shall not receive or collect, directly or indirectly, any amount upon the Subordinated Debt; and

(b) until the Obligations shall have been paid and satisfied in full in cash, the undersigned shall not (i) commence any enforcement action of any kind whatsoever against the Debtor or any of its assets to recover all or any part of the Subordinated Debt, or (ii)

join with any creditor in bringing any proceedings against the Debtor under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency law now or hereafter existing.

(2) Guarantor agrees that it will not assign any interest in the Subordinated Debt to any party, and represents and warrants that no party owns an interest in the Subordinated Debt other than Guarantor and that the entire Subordinated Debt is owing to Guarantor, subject only to the rights of Creditor hereunder.

(3) Notwithstanding anything herein to the contrary, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Debtor to the creditors of the Debtor or readjustment of the obligations and indebtedness of the Debtor, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceedings involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of the Debtor to the payment or liquidation thereof, or the dissolution or other winding up of the Debtor’s business, or upon the sale of all or substantially all of the Debtor’s assets, then, and in any such event, Creditor shall be entitled to receive payment in full of any and all of the Obligations then owing prior to the payment of all or any part of the Subordinated Debt, and any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt shall be paid or delivered directly to Creditor for application on any of the Obligations, due or not due, until such Obligations shall have first been fully paid and satisfied.

(4) Should any payment or distribution be received by Guarantor upon or with respect to the Subordinated Debt in violation of or contrary to the terms hereof, Guarantor shall receive and hold the same in trust, as trustee, for the benefit of Creditor and shall forthwith deliver the same to Creditor in precisely the form received (except for endorsement or assignment by Guarantor where necessary), for application on any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by Guarantor as the property of Creditor. In the event of the failure of Guarantor to make any such endorsement or assignment to Creditor, Creditor or any of its officers or employees, is hereby irrevocably authorized to make same as attorney-in-fact for Guarantor.

VII.	ASSIGNMENT

This Guaranty shall (a) bind the successor and assigns of the Guarantor and is not assignable by the Guarantor without the express written consent of the Creditor, and (b) may be enforced by any party to whom all or any part of the liabilities may be transferred or assigned by the Creditor.

VIII.	CORPORATE AUTHORITY

The Guarantor hereby certifies that it is not prohibited under its articles of incorporation, bylaws, any of its other constitutive or corporate documents or any agreement to which it is a party to act as the Guarantor and perform its obligations hereunder.

IX.	AMENDMENT

This Guaranty may be modified or amended, if the amendment is made in writing and is signed by both parties.

X.	SEVERABILITY

If any provision of this Guaranty shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds any provision of this Guaranty is invalid or unenforceable, but that limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

XI.	WAIVER OF CONTRACTUAL RIGHT

The failure of either party to enforce any provision of this Guaranty shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Guaranty.

XII.	APPLICABLE LAW AND JURISDICTION

This Guaranty and Subordination Agreement is governed by the laws of the State of New York.  For any legal action or proceeding with respect to this Guaranty, the Guarantor hereby expressly submits itself to the general jurisdiction of the courts of the State of New York in the Borough of Manhattan, City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof.

The parties agree that service of process to the Guarantor in any action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to CT Corporation System (the “Process Agent”), as the Guarantor’s agent in New York for service of process, and hereby irrevocably appoints the Process Agent as its agent for service of process in connection with any such action or proceeding, commencing on the date hereof.

If the Process Agent at any time ceases to be present in New York, the Guarantor will forthwith appoint a new Process Agent, and if the Process Agent, at any time changes its address within New York, the Guarantor will immediately notify in writing to the Creditor, such notice to include the new address of the Process Agent.

THE GUARANTOR, AND THE CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING UNDER OR RELATING TO THIS AGREEMENT OR ANY NOTE AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

This Guaranty and Subordination Agreement has been duly executed by authorized representatives of each of the parties hereto as follows:

GUARANTOR:

McEwen Mining Inc., a Colorado corporation

By:         /s/ Yaneth Ortega Bahena

Title:      Financial Controller, Mexico

CREDITOR:

El Banco Nacional de Comercio Exterior, S.N.C.

By:        /s/ Salvador Becerra Marquez

Title:     Director de Int. Emp. Y Desarrollo de Nuevos

 Sectores,  Apoderado

By:        /s/ Mauricio Rafael Franco

Title:     Apoderado

Signature Page to Guaranty and Subordination Agreement